UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 04, 2026

Contango Silver & Gold Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35770	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 2nd Avenue Suite 401
Fairbanks, Alaska		99701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (907) 388-7770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2026, Contango Lucky Shot Alaska, LLC (“LSA”), a wholly-owned subsidiary of Contango Silver & Gold Inc. (“Contango” or the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) and executed a promissory note (the “Promissory Note”) with Alaska Hardrock Inc. (“AHI”) to acquire 100% ownership of the Company’s Lucky Shot project, located in the Willow Mining District about 75 miles north of Anchorage, Alaska (“Lucky Shot”). Pursuant to the Purchase Agreement, the Company purchased from AHI the underlying real property, mining claims and mining equipment. The consideration totaled $16,074,000, comprised of the following:

•
Cash deposit of $300,000 (paid);
•
Cash payment of $1,709,250 due on signing of the Purchase Agreement (paid);
•
Cash payable of $4,064,750 due on closing, which is expected to occur no later than July 1, 2026 (the “Closing Date”); and
•
Promissory Note of $10 million.

The Company is required to pay interest on the outstanding principal balance of the Promissory Note annually on the anniversary of the Closing Date at a rate of 5%, compounded monthly. Principal repayments of $2,000,000 are due on the second and third anniversaries of the Closing Date, with the remaining principal balance due on the fourth anniversary of the Closing Date, or May 4, 2030. The Promissory Note is secured by real property, mining claims, and other assets acquired by LSA from AHI.

As additional consideration of the Purchase Agreement, AHI assigned its rights as the lessor under the Lucky Shot lease agreement (the “Lease Agreement”), which includes a 2% net smelter returns royalty (the “NSR Royalty”) payable to AHI, to LSA. Post-assignment, LSA will be both the lessor and the lessee under the Lease Agreement. Thus, although the Lease Agreement was not terminated (due to remedies available to AHI in an event of default as defined in the Promissory Note), the 2% NSR Royalty contained in the Lease Agreement was effectively terminated from an economic perspective.

The foregoing description of the Purchase Agreement (which includes the Promissory Note as an exhibit) does not purport to be complete and is qualified in its entirety by reference to the terms of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 5, 2026, the Company issued a press release announcing the completion of and results from the initial phase of the 2025/2026 underground diamond drilling program at the Lucky Shot project. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, ability to realize the anticipated benefits of various transactions and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Purchase and Sale Agreement, dated May 4, 2026.
99.1	Press Release of the Company, dated May 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contango Silver & Gold Inc.

Date:	May 8, 2026	By:	/s/ Mike Clark
Chief Financial Officer & Corporate Secretary